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                                                                    EXHIBIT 23


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements:
Form S-8 No. 33-18977 pertaining to the 1987 Incentive Stock Option Plan of ProNet Inc.; Form S-8 No. 33-52606 pertaining to the 1987 Incentive Stock Option Plan of ProNet Inc.; Form S-8 No. 33-80382 pertaining to the 1994 Employee Stock Purchase Plan of ProNet Inc.; Form S-8 No. 33-81220 pertaining to the Non-Employee Director Stock Option Plan of ProNet Inc.; Form S-8 No. 33-66193 pertaining to the 1995 Long-Term Incentive Plan of ProNet Inc.; Form S-3 No. 33-61279 pertaining to the registration of 2,000,000 shares of ProNet Inc.'s common stock and Form S-3 No. 333-13907 pertaining to the registration of 1,500,000 shares of ProNet Inc.'s common stock, of our report dated February 5, 1997, except for Note N, as to which the date is March 4, 1997, with respect to the consolidated financial statements and schedule of ProNet Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                 ERNST & YOUNG LLP

DALLAS, TEXAS
MARCH 28, 1997